NEUBERGER & BERMAN MANAGEMENT INCORPORATED
                              MANAGEMENT AGREEMENT

                                   SCHEDULE A


The Series of Income Managers Trust currently subject to this Agreement are as follows:

Neuberger  & Berman  Cash  Reserves
Neuberger  & Berman  Government  Money Fund
Neuberger & Berman High Yield Bond Fund
Neuberger & Berman Limited Maturity Bond Fund
Neuberger  & Berman  Municipal  Money Fund
Neuberger  & Berman  Municipal Securities Trust
Neuberger & Berman Ultra Short Bond Fund







DATED: